UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023 (August 11, 2023)

agilon health, inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40332	37-1915147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6210 E Hwy 290, Suite 450
Austin, Texas	78723
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 562-256-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AGL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2023, Priscilla Kasenchak, Chief Accounting Officer of agilon health, inc. (“agilon health”), notified agilon health of her decision to resign to pursue another professional opportunity. Ms. Kasenchak’s resignation is not due to any disagreement with agilon health, and we are grateful for Ms. Kasenchak’s dedicated service. Ms. Kasenchak will be succeeded by Timothy Gertsch, agilon heath’s Vice President, Controller, who assumed the role of Chief Accounting Officer on August 16, 2023. Ms. Kasenchak will remain employed by agilon health in a transitional role until September 15, 2023.

Mr. Gertsch, age 37, has served as Vice President, Controller at agilon health since April 2022. Prior to his current role, Mr. Gertsch served in a number of senior accounting positions at agilon health, including serving as Accounting Director upon joining agilon health in 2020 and as acting Chief Accounting Officer from May 2022 to September 2022. Prior to joining agilon health, Mr. Gertsch served as a Senior Manager at The Siegfried Group from 2018 to 2020, where he supported agilon health’s accounting functions. Prior to his role at The Siegfried Group, Mr. Gertsch served as a Manager at Protiviti from 2016 to 2018. Mr. Gertsch received a Bachelor of Science and a Master of Accounting from the University of Utah and is a Certified Public Accountant.

In connection with Mr. Gertsch’s appointment as Chief Accounting Officer, he will receive an annual base salary of $325,000 and an annual target bonus of 50% of his base salary. Additionally, Mr. Gertsch will receive (i) options to purchase shares of agilon health’s common stock valued at $100,000 under the Black-Scholes model and (ii) restricted stock units valued at $100,000 on the grant date, in each case, that will vest subject to Mr. Gertsch’s continued employment with agilon health on the applicable vesting dates. Mr. Gertsch will also be eligible for an annual equity grant pursuant to agilon health’s equity compensation plan, subject to approval by the board of directors of agilon health.

Mr. Gertsch has no family relationships, as defined in Item 401 of Regulation S-K, with any director or executive officer of agilon health, and there was no arrangement or understanding between Mr. Gertsch and any other person pursuant to which he was selected as an officer. In addition, there have been no transactions directly or indirectly involving Mr. Gertsch that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

agilon health, inc.

Date: August 16, 2023	By:	/s/ TIMOTHY S. BENSLEY
Timothy S. Bensley Chief Financial Officer